Exhibit j.5

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Peter M. Lebovitz and Donald S. Rumery, and each of them, as his or her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to execute any amendment (including post-effective amendment) to the Registration Statement on Form N-1A of The Manager Funds (SEC File No. 2-84012)(the “Trust”) that relates to the Managers Money Market Fund series of the Trust on behalf of the undersigned as a trustee of the JPMorgan Trust II and the undersigned do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney will terminate on March 15, 2007.

/s/ William J. Armstrong	/s/ William G. Morton, Jr.
William J. Armstrong	William G. Morton, Jr.

/s/ Roland R. Eppley, Jr.	/s/ Robert A. Oden, Jr.
Roland R. Eppley, Jr.	Robert A. Oden, Jr.

/s/ John F. Finn	/s/ Fergus Reid, III
John F. Finn	Fergus Reid, III

/s/ Matthew Goldstein	/s/ Frederick W. Ruebeck
Dr. Matthew Goldstein	Frederick W. Ruebeck

/s/ Robert J. Higgins	/s/ James J. Schonbachler
Robert J. Higgins	James J. Schonbachler

/s/ Peter C. Marshall	/s/ Leonard M. Spalding, Jr.
Peter C. Marshall	Leonard M. Spalding, Jr.

/s/ Marilyn McCoy
Marilyn McCoy

Dated: February 14, 2006.

Exhibit j.5

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Peter M. Lebovitz and Donald S. Rumery, and each of them, as his true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to execute any amendment (including post-effective amendment) to the Registration Statement on Form N-1A of The Managers Funds (SEC File No. 2-84012) (the “Trust”) that relates to the Managers Money Market Fund series of the Trust on behalf of the undersigned as an officer of the JPMorgan Trust II and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney will terminate on March 15, 2007.

/s/ George C.W. Gatch
George C.W. Gatch

Exhibit j.5

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Peter M. Lebovitz and Donald S. Rumery, and each of them, as her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to execute any amendment (including post-effective amendment) to the Registration Statement on Form N-1A of The Managers Funds (SEC File No. 2-84012) (the “Trust”) that relates to the Managers Money Market Fund series of the Trust on behalf of the undersigned as an officer of the JPMorgan Trust II and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney will terminate on March 15, 2007.

/s/ Stephanie J. Dorsey
Stephanie J. Dorsey